REPORT OF INDEPENDENT
   CERTIFIED PUBLIC
      ACCOUNTANTS
                  ON
  INTERNAL CONTROL
  STRUCTURE



  The Board of Directors
  Rochdale Investment Trust, Inc.
  New York, New York


  In planning and performing our audit
  of the financial statements of
  Rochdale Investment Trust, Inc.,
  (consisting of Rochdale Intermediate
  Fixed Income Portfolio, Rochdale
  Structured Large Growth Portfolio,
  Rochdale Structured Large Value
  Portfolio, Rochdale Structured
  Mid/Small Growth Portfolio,
  Rochdale Structured Mid/Small Value
  Portfolio, Rochdale Magna Portfolio,
  Rochdale Alpha Portfolio and
  Rochdale Atlas Portfolio) for the year
  ended December 31, 2002, we
  considered their internal control,
  including control activities for
  safeguarding securities, in order to
  determine our auditing procedures for
  the purpose of expressing our opinion
  on the financial statements and to
  comply with the requirements of Form
  N-SAR, not to provide assurance on
  internal control.

  The management of the Funds is
  responsible for establishing and
  maintaining internal control.   In
  fulfilling this responsibility, estimates
  and judgments by management are
  required to assess the expected
  benefits and related costs of controls.
   Generally, controls that are relevant
  to an audit pertain to the entity's
  objective of preparing financial
  statements for external purposes that
  are fairly presented in conformity with
  accounting principles generally
  accepted in the United States of
  America.   Those controls include the
  safeguarding of assets against
  unauthorized acquisition, use, or
  disposition.

  Because of inherent limitations in any
  internal control, errors or fraud may
  occur and not be detected. Also,
  projection of any evaluation of the
  internal control to future periods is
  subject to the risk that it may become
  inadequate because of changes in
  conditions or that the effectiveness of
  the design and operation may
  deteriorate.

  Our consideration of the internal
  control would not necessarily disclose
  all matters in internal control that
  might be material weaknesses under
  standards established by the American
  Institute of Certified Public
  Accountants.   A material weakness is
  a condition in which the design or
  operation of one or more of the
  internal control components does not
  reduce to a relatively low level the risk
  that misstatements caused by error or
  fraud in amounts that would be
  material in relation to the financial
  statements being audited may occur
  and not be detected within a timely
  period by employees in the normal
  course of performing their assigned
  functions.   However, we noted no
  matters involving internal control and
  its operation, including controls for
  safeguarding securities, that we
  consider to be material weaknesses, as
  defined above, as of December 31,
  2002.

  This report is intended solely for the
  information and use of management
  and the Board of Trustees of Rochdale
  Investment Trust, Inc. and the
  Securities and Exchange Commission,
  and is not intended to be and should
  not be used by anyone other than these
  specified parties.

  TAIT, WELLER & BAKER
  Philadelphia, Pennsylvania
  February 21, 2003